统一社会信用代码

91530400MA6P461L74

营业执照

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名　　称　亨普（云南）国际控股有限公司

类　　型　有限责任公司(外国法人独资)

法定代表人　邱文伟

经营范围　工业大麻种植、加工；货物或技术进出口（国家禁止或涉及行政审批的货物和技术进出口除外）。（依法须经批准的项目，经相关部门批准后方可开展经营活动）

注册资本　2000.000000万美元

成立日期　2019年10月08日

营业期限　2019年10月08日 至 2049年10月07日

住　　所　云南省玉溪市元江县红河街道棋水路惠隆家园45幢-01号（生产场所：元江县羊街乡）

登记机关

2019 年 10 月 8 日